UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS 02210-2019

(Address of Principal Executive Offices) (Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 11, 2010, Cabot Corporation (the “Company”) held its annual meeting of stockholders pursuant to notice duly given. There was no solicitation in opposition to management’s nominees as listed in its proxy statement and all such nominees were elected to the class of directors whose terms expire in 2013. In addition, the stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1.	Election of Directors Whose Terms Expire in 2013:

	For	Against	Abstain	Broker Non-Votes

John S. Clarkeson	52,373,651	2,597,559	225,533	4,728,909

Roderick C.G. MacLeod	52,311,120	2,610,446	275,177	4,728,909

Ronaldo H. Schmitz	52,708,022	2,258,522	230,199	4,728,909

2.	Proposal to Ratify the Appointment of Deloitte & Touche LLP:

For:	59,480,839

Against:	145,267

Abstain:	299,546

In addition to the directors elected at the meeting to the class of directors whose terms expire in 2013, the terms of office of the following directors continued after the meeting: Juan Enriquez-Cabot, Arthur L. Goldstein, Gautam S. Kaji, Henry F. McCance, John K. McGillicuddy, John F. O’Brien, Patrick M. Prevost, Lydia W. Thomas and Mark S. Wrighton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Brian A. Berube
Name:	Brian A. Berube
Title:	Vice President and General Counsel

Date: March 16, 2010